EXECUTION COPY

DEFEASANCE TRUST AGREEMENT SERIES 1996-5

relating to

CITIBANK OMNI-S MASTER TRUST SERIES 1996-5

THIS TRUST AGREEMENT, dated as of December 6, 2005, by and among Citibank (South Dakota), National Association, a national banking association (as successor to Sears, Roebuck and Co.), as Servicer (the “Servicer”), Citi Omni-S Finance LLC, a Delaware limited liability company (as successor to SRFG, Inc.), as Seller (the “Seller”), The Bank of New York, a New York banking corporation (as successor to Bank One National Association (formerly The First National Bank of Chicago)), as Trustee (the “Trustee”) and as Securities Intermediary (the “Securities Intermediary”) and as Paying Agent (the “Paying Agent”).

WITNESSETH:

WHEREAS, the Citibank Omni-S Master Trust (formerly named the Sears Credit Account Master Trust II, the “Master Trust”) was formed pursuant to a Pooling and Servicing Agreement, dated as of July 31, 1994 (as amended and supplemented from time to time, the “Pooling and Servicing Agreement”) among the Seller, the Servicer and the Trustee.

WHEREAS, pursuant to the Pooling and Servicing Agreement, as supplemented by the the series 1996-5 supplement, dated as of December 16, 1996 (the “Series Supplement”) among the Seller, the Servicer and the Trustee, a series (“Series 1996-5”) with three classes of investor certificates (the “Class A Certificates”, the “Class B Certificates” and the “Class C Certificiates”, respectively, and collectively, the “Certificates”) was issued by the Master Trust.

WHEREAS, on October 31, 2005, pursuant to Section 6.16 of the Pooling and Servicing Agreement, $353,795,000 principal amount of the Class A Certificates, and $78,189,369 principal amount of the Class C Certificates were cancelled by the Trustee.

WHEREAS, December 2, 2005, pursuant to Section 6.16 of the Pooling and Servicing Agreement, $50,135,000 principal amount of the Class A Certificate were cancelled by the Trustee.

WHEREAS, the Seller has, pursuant to Section 12.04 of the Pooling and Servicing Agreement, elected to be discharged from its obligations under the Pooling and Servicing Agreement and the Series Supplement with respect to $96,070,000 outstanding principal amount of the Class A Certificates and with respect to $25,000,000 outstanding principal amount of the Class B Certificates by entering into this Agreement, establishing certain principal funding accounts and interest funding accounts and crediting certain property and amounts to such accounts, all as more fully described herein.

WHEREAS, simultaneously with the discharge of the Seller’s obligations under the Pooling and Servicing Agreement and the Series Supplement with respect to the Class A

Certificates and the Class B Certificates identified above, the remaining $37,836,631 outstanding principal amount of the Class C Certificates will be cancelled by the Trustee pursuant to Section 6.16 of the Pooling and Servicing Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Seller, the Servicer, the Trustee, the Paying Agent and the Securities Intermediary agree as follows:

SECTION 1. Definitions. (a) As used herein, the following terms shall have the following meanings:

“Accounts” means the Interest Funding Accounts and the Principal Funding Accounts.

“Agreement” means this Trust Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in (a) New York, New York, (b) Chicago, Illinois, (c) Phoenix, Arizona or (d) London, England, are authorized or obligated by law or executive order to be closed.

“Certificateholders” means the persons in whose names the Certificates are registered in the Certificate Register.

“Certificate Interest” with respect to each Class of Certificates and any Distribution Date, has the meaning specified in the Series Supplement.

“Class A Certificates” has the meaning specified in the recitals hereto.

“Class A Controlled Amortization Amount” means, with respect to each Distribution Date during the Class A Controlled Amortization Period, $4,002,917.

“Class A Controlled Amortization Period” means the period from and including the Distribution Date in January 2006 to and including the Distribution Date in December 2007.

“Class A Defeasance Collateral” means (a) the Class A Principal Investments, (b) the Class A Initial Interest Credit, (c) the Class A Initial Principal Credit, (d) the Class A Principal Funding Account, the Class A Interest Funding Account and all Permitted Investments and other property credited to any of the foregoing, and (e) all proceeds of any of the foregoing.

“Class A Expected Final Payment Date” means the Distribution Date occurring in December 2007.

“Class A Initial Interest Credit” has the meaning specified in Section 4(a).

“Class A Initial Principal Credit” has the meaning specified in Section 3(b).

“Class A Interest Funding Account” means the Class A Interest Funding Account established with the Securities Intermediary in the name of the Trustee for the benefit of the Class A Certificateholders pursuant to Section 4 of this Agreement.

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“Class A Principal” means, with respect to the Class A Expected Final Payment Date, the unpaid principal amount of the Class A Certificates immediately prior to such Distribution Date.

“Class A Principal Funding Account” means the Class A Principal Funding Account established with the Securities Intermediary in the name of the Trustee for the benefit of the Class A Certificateholders pursuant to Section 3(a) of this Agreement, and in which the Class A Principal Investments will be held.

“Class A Principal Investments” means (i) $12,010,000 principal amount of floating-rate bonds issued by the International Bank of Reconstruction and Development and due January 14, 2006 (CUSIP 45905UEL4), (ii) $12,010,000 principal amount of floating-rate bonds issued by the International Bank of Reconstruction and Development and due April 14, 2006 (CUSIP 45905UEM2), (iii) $12,010,000 principal amount of floating-rate bonds issued by the International Bank of Reconstruction and Development and due July 14, 2006 (CUSIP 45905UEP5), (iv) $12,010,000 principal amount of floating-rate bonds issued by the International Bank of Reconstruction and Development and due October 14, 2005 (CUSIP 45905UEQ3), (v) $12,010,000 principal amount of floating-rate bonds issued by the International Bank of Reconstruction and Development and due January 14, 2007 (CUSIP 45905UER1), (vi) $12,010,000 principal amount of floating-rate bonds issued by the International Bank of Reconstruction and Development and due April 14, 2007 (CUSIP 45905UES9) and (vii) $12,010,000 principal amount of floating-rate bonds issued by the International Bank of Reconstruction and Development and due July 14, 2007 (CUSIP 45905UET7).

“Class B Certificates” has the meaning specified in the recitals hereto.

“Class B Controlled Amortization Amount” means with respect to each Distribution Date during the Class B Controlled Amortization Period, $12,500,000.

“Class B Controlled Amortization Period” means the period from and including the Distribution Date in January 2008 to and including the Distribution Date in February 2008.

“Class B Defeasance Collateral” means (a) the Class B Principal Investments, (b) the Class B Initial Interest Credit, (c) the Class B Principal Funding Account, the Class B Interest Funding Account and all Permitted Investments and other property credited to any of the foregoing, and (d) all proceeds of any of the foregoing.

“Class B Expected Final Payment Date” means the Distribution Date occurring in February 2008.

“Class B Initial Interest Credit” has the meaning specified in Section 4(a).

“Class B Interest Funding Account” means the Class B Interest Funding Account established with the Securities Intermediary in the name of the Trustee for the benefit of the Class B Certificateholders pursuant to Section 4(a) of this Agreement.

“Class B Principal” means, with respect to the Class B Expected Final Payment Date, the unpaid principal amount of the Class B Certificates immediately prior to such Distribution Date.

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“Class B Principal Funding Account” means the Class B Principal Funding Account established with the Securities Intermediary in the name of the Trustee for the benefit of the Class B Certificateholders pursuant to Section 3(a) of this Agreement, and in which the Class B Principal Investments will be held.

“Class B Principal Investments” means $25,000,000 principal amount of floating-rate bonds issued by the International Bank of Reconstruction and Development and due October 14, 2007 (CUSIP 45905UEU4).

“Class C Certificates” has the meaning specified in the recitals hereto.

“Defeasance Collateral” means (a) the Principal Investments, (b) the Initial Credits, (c) each Account and all Permitted Investments and other property credited thereto, and (d) all proceeds of any of the foregoing.

“Distribution Date” means December 15, 2005 and the 15th day of each calendar month thereafter, or, if such day is not a Business Day, the next succeeding Business Day.

“Due Period” means, with respect to each Distribution Date, the period from, but excluding the immediately preceding Distribution Date (or, in the case of the initial Distribution Date, from but excluding December 6, 2005), to and including the current Distribution Date.

“Eligible Institution” means (i) a depository institution (which may be the Trustee, the Seller or the Servicer or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia, that at all times has a short-term certificate of deposit rating of A-1+/P-1 or better by the Rating Agencies and whose deposits are insured by the FDIC or (ii) any other institution that will not cause a Ratings Event.

“Highest Rating” means, with respect to Moody’s, P-1, or Aaa, and, with respect to S&P, A-1+ or AAA, or any rating category that will not cause a Ratings Event, as confirmed in writing by the applicable Rating Agency.

“Initial Credits” means the Class A Initial Interest Credit, the Class A Initial Principal Credit and the Class B Initial Interest Credit.

“Interest Funding Accounts” means the Class A Interest Funding Account and the Class B Interest Funding Account.

“Interest Period” means, with respect to each Distribution Date, the period from and including the immediately preceding Distribution Date (or, in the case of the initial Distribution Date, from and including December 6, 2005) to but excluding the current Distribution Date.

“Master Trust” has the meaning specified in the recitals hereto.

“Monthly Servicer Certificate” has the meaning specified in Section 7.

“Moody’s” means Moody’s Investors Service, Inc.

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“Paying Agent” has the meaning specified in the recitals hereto.

“Permitted Investments” means, with respect to amounts in the Interest Funding Accounts and the Principal Funding Accounts, the following investments (including security entitlements thereto):

(a)          negotiable instruments or securities represented by certificates in bearer or registered form that evidence: (i) obligations issued or fully guaranteed, as to full and timely payment, by the United States of America or any instrumentality or agency thereof when such obligations are backed by the full faith and credit of the United States of America; (ii) time deposits in any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the short-term deposits or commercial paper of such depository institution or trust company shall have the Highest Rating; (iii) commercial paper or other short-term obligations having, at the time of investment or contractual commitment to invest therein, the Highest Rating or (iv) with respect to amounts in the Principal Funding Accounts only, investments in money market funds having, at the time of investment or contractual commitment to invest therein, the Highest Rating;

(b)          demand deposits in the name of the Trustee in any depository institution or trust company referred to in clause (a)(ii) above; and

(c)          any other investment that will not (i) cause a Ratings Event or (ii) cause the Trust to become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

“Pooling and Servicing Agreement” has the meaning specified in the recitals hereto.

“Principal Funding Accounts” means the Class A Principal Funding Account and the Class B Principal Funding Account.

“Principal Investments” means the Class A Principal Investments and the Class B Principal Investments.

“Rating Agency” means Moody's or S&P.

“S&P” means Standard and Poor’s, a division of The McGraw-Hill Companies Inc.

“Securities Intermediary” has the meaning specified in the recitals hereto.

“Series Supplement” has the meaning specified in the recitals hereto.

“Seller” has the meaning specified in the recitals hereto.

“Servicer” has the meaning specified in the recitals hereto.

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“Trustee” has the meaning specified in the recitals hereto.

“UCC” means the New York Uniform Commercial Code.

“United States Regulations”: 31 C.F.R. Part 357, Subpart B; 12 C.F.R. Part 615, Subparts O, R, and S; 12 C.F.R. Part 987; 12 C.F.R. Part 1511; 24 C.F.R. Part 81, Subpart H; 31 C.F.R. Part 354; 18 C.F.R. Part 1314; and 24 C.F.R. Part 350.

(b)          All other capitalized terms not defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement, as supplemented by the Series Supplement. Unless the context otherwise requires, terms defined in the UCC and not otherwise defined in this Agreement shall have the meanings set forth in the UCC.

SECTION 2. Securities Intermediary.

(a)          The Trustee hereby appoints the Securities Intermediary as the securities intermediary for purposes of this Agreement, and the Securities Intermediary hereby accepts such appointment.

(b)          The Securities Intermediary represents and warrants that it is, as of the date hereof, and covenants that it shall remain, a banking corporation that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder. The Securities Intermediary agrees with the parties hereto that each Account shall be an account to which financial assets may be credited and undertakes to treat the Trustee as entitled to exercise the rights that comprise such financial assets. The Securities Intermediary agrees with the parties hereto that each item of property credited to each Account shall be treated as a financial asset. The Securities Intermediary agrees with the parties hereto that, for purposes of the UCC and the United States Regulations, the securities intermediary’s jurisdiction of the Securities Intermediary with respect to the Defeasance Collateral shall be the State of New York. The Securities Intermediary represents and warrants that it is not, as of the date hereof, and covenants that it shall not be, a party to any agreement that is inconsistent with the provisions of this Agreement. The Securities Intermediary covenants that it will not take any action inconsistent with the provisions of this Agreement. The Securities Intermediary agrees with the parties hereto that any item of property credited to any Account shall not be subject to any security interest, lien, encumbrance or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Trustee).

(c)          The parties hereto intend that each Account shall be a securities account of the Trustee and not an account of the Seller or any other person or entity. Nonetheless, for the avoidance of doubt, the Securities Intermediary agrees with the parties hereto that (i) it shall comply with entitlement orders originated by the Trustee without further consent by the Seller or any other person or entity and (ii) it shall not agree with any person or entity other than the Trustee to comply with entitlement orders originated by any person or entity other than the Trustee. In accordance with clause (ii) above, but at all times revocable under and otherwise subject to the first sentence of this paragraph and clause (i) above, the Trustee hereby authorizes the Securities Intermediary to comply with investment instructions originated by the Seller (or

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the Servicer as its agent) in accordance with Section 3 or 4 of this Agreement, and the Securities Intermediary hereby agrees to comply with such investment instructions.

(d)          Nothing herein shall imply or impose upon the Securities Intermediary any duties or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC and the United States Regulations (and the Securities Intermediary shall be entitled to all of the protections available to a securities intermediary under the UCC and the United States Regulations). Without limiting the foregoing, nothing herein shall imply or impose upon the Securities Intermediary any duties of a fiduciary nature.

(e)          Any corporation into which the Securities Intermediary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which the Securities Intermediary shall be a party, shall be the successor of the Securities Intermediary under this Agreement, without the execution or filing of any further act on the part of the parties hereto or such Securities Intermediary or such successor corporation. Promptly following such a merger, conversion or consolidation, the Securities Intermediary shall give notice of such event to each of the parties hereto and to each Rating Agency.

(f)           The Securities Intermediary represents and warrants that it is, as of the date hereof, an Eligible Institution. If the Securities Intermediary at any time fails to qualify as an Eligible Institution, the Trustee shall, within ten Business Days, appoint a successor Securities Intermediary, which shall be made a party to this Agreement, and shall cause the Accounts to be established and maintained with such successor Securities Intermediary in accordance with this Agreement; provided, however, that the responsibilities and duties of the retiring Securities Intermediary shall remain in effect until all of the Defeasance Collateral credited to the Accounts held by such retiring Securities Intermediary have been transferred to such successor Securities Intermediary.

SECTION 3. Principal Funding Accounts.

(a)          Establishment of the Principal Funding Accounts. The Trustee, for the benefit of the Class A Certificateholders, shall establish and maintain with the Securities Intermediary in the name of the Trustee, a segregated securities account (the “Class A Principal Funding Account”) bearing a designation clearly indicating that the property credited thereto is held for the benefit of the Class A Certificateholders. The Trustee, for the benefit of the Class B Certificateholders, shall also establish and maintain with the Securities Intermediary in the name of the Trustee, a segregated securities account (the “Class B Principal Funding Account”) bearing a designation clearly indicating that the property credited thereto is held for the benefit of the Class B Certificateholders. The Principal Funding Accounts shall be under the sole dominion and control of the Trustee in accordance with Section 2 of this Agreement. The parties hereto agree that the Servicer shall have the power, revocable by the Trustee, to instruct the Trustee to make demands on the amounts held in the Principal Funding Accounts for the purposes of carrying out the Servicer’s or the Trustee’s duties hereunder.

(b)          Administration of the Class A Principal Funding Account. On the date hereof, the Seller shall credit each of (i) the Class A Principal Investments and (ii) an amount equal to

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$12,010,000 in immediately available funds (the “Class A Initial Principal Credit”), to the Class A Principal Funding Account. On any date upon which the Trustee receives any interest or earnings on any Class A Principal Investment or any Permitted Investment credited to the Class A Principal Funding Account, the Trustee shall withdraw such interest and earnings from the Class A Principal Funding Account, and promptly credit such amount to the Class A Interest Funding Account. Any funds credited to the Class A Principal Funding Account (other than any interest or earnings that are withdrawn for transfer to the Class A Interest Funding Account as described above) for more than one Business Day, shall at all times be invested in Permitted Investments at the direction of the Seller (or the Servicer as its agent); provided, however, that all Permitted Investments shall have a stated maturity and shall mature on or prior to the Business Day immediately preceding the next Distribution Date. Funds credited to the Class A Principal Funding Account may be invested overnight (to mature on the related Distribution Date) in Permitted Investments of the Paying Agent.

(c)          Administration of the Class B Principal Funding Account. On the date hereof, the Seller shall credit the Class B Principal Investments to the Class B Principal Funding Account. On any date upon which the Trustee receives any interest or earnings on any Class B Principal Investment or any Permitted Investment credited to the Class B Principal Funding Account, the Trustee shall withdraw such interest and earnings from the Class B Principal Funding Account, and promptly credit such amount to the Class B Interest Funding Account. Any funds credited to the Class B Principal Funding Account (other than any interest or earnings that are withdrawn for transfer to the Class B Interest Funding Account as described above) for more than one Business Day shall at all times be invested in Permitted Investments at the direction of the Seller (or the Servicer as its agent); provided, however, that all Permitted Investments shall have a stated maturity and shall mature on or prior to the Business Day immediately preceding the next Distribution Date. Funds credited to the Class B Principal Funding Account may be invested overnight (to mature on the related Distribution Date) in Permitted Investments of the Paying Agent.

SECTION 4. Interest Funding Accounts

(a)          Establishment of the Interest Funding Accounts. The Trustee, for the benefit of the Class A Certificateholders, shall establish and maintain with the Securities Intermediary in the name of the Trustee, a segregated securities account (the “Class A Interest Funding Account”) bearing a designation clearly indicating that the property credited thereto is held for the benefit of the Class A Certificateholders. On the date hereof, the Seller shall credit to the Class A Interest Funding Account, in immediately available funds, an amount equal to $3,332,227 (the “Class A Initial Interest Credit”). The Trustee, for the benefit of the Class B Certificateholders, shall also establish and maintain with the Securities Intermediary in the name of the Trustee, a segregated securities account (the “Class B Interest Funding Account”) bearing a designation clearly indicating that the property credited thereto is held for the benefit of the Class B Certificateholders. On the date hereof, the Seller shall credit to the Class B Interest Funding Account, in immediately available funds, an amount equal to $952,137 (the “Class B Initial Interest Credit”). The Interest Funding Accounts shall be under the sole dominion and control of the Trustee in accordance with Section 2 of this Agreement. The parties hereto agree that the Servicer shall have the power, revocable by the Trustee, to instruct the Trustee to make

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demands on the amounts held in the Interest Funding Accounts for the purposes of carrying out the Servicer’s or the Trustee’s duties hereunder.

(b)          Administration of the Class A Interest Funding Account. Any funds credited to the Class A Interest Funding Account for more than one Business Day shall at all times be invested in Permitted Investments at the direction of the Seller (or the Servicer as its agent); provided, however, that all Permitted Investments shall have a stated maturity and shall mature on or prior to the Business Day immediately preceding the next Distribution Date. Funds credited to the Class A Interest Funding Account may be invested overnight (to mature on the related Distribution Date) in Permitted Investments of the Paying Agent.

(c)          Administration of the Class B Interest Funding Account. Any funds credited to the Class B Interest Funding Account for more than one Business Day shall at all times be invested in Permitted Investments at the direction of the Seller (or the Servicer as its agent); provided, however, that all Permitted Investments shall have a stated maturity and shall mature on or prior to the Business Day immediately preceding the next Distribution Date. Funds credited to the Class B Interest Funding Account may be invested overnight (to mature on the related Distribution Date) in Permitted Investments of the Paying Agent.

SECTION 5. Transfer of Defeasance Collateral.

(a)          Transfer of Class A Defeasance Collateral. The Seller hereby irrevocably transfers, assigns and otherwise conveys to the Trustee, for the benefit of the Class A Certificateholders, as their interests are described in this Agreement, all of the Seller’s right, title, and interest in and to the Class A Defeasance Collateral. The Trustee hereby acknowledges its acceptance of such conveyance and its receipt of the Class A Defeasance Collateral, and the Trustee shall retain exclusive control or possession of the Class A Defeasance Collateral in accordance with this Agreement.

(b)          Transfer of Class B Defeasance Collateral. The Seller hereby irrevocably transfers, assigns and otherwise conveys to the Trustee, for the benefit of the Class B Certificateholders, as their interests are described in this Agreement, all of the Seller’s right, title, and interest in and to the Class B Defeasance Collateral. The Trustee hereby acknowledges its acceptance of such conveyance and its receipt of the Class B Defeasance Collateral, and the Trustee shall retain exclusive control or possession of the Class B Defeasance Collateral in accordance with this Agreement.

SECTION 6. Drawings and Distributions.

(a)          Monthly Servicer Certificate. On the second Business Day preceding each Distribution Date, the Servicer shall forward to the Seller and the Trustee written instructions (which may be in electronic form) detailing each distribution to be made pursuant to this Section 6 on such Distribution Date.

(b)          Withdrawal and Distribution of the Certificate Interest with Respect to Class A. On each Distribution Date, the Trustee shall withdraw, at the direction of the Servicer, an amount equal to the Certificate Interest with respect to the Class A Certificates and with respect to such Distribution Date, from the Class A Interest Funding Account. Such amount shall be paid by the

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Paying Agent to the Class A Certificateholders on such Distribution Date as payment in full of the Certificate Interest due to the Class A Certificateholders on such Distribution Date. On the Class A Expected Final Payment Date, following the withdrawal described in the immediately preceding sentence, the Trustee shall withdraw, at the direction of the Servicer, all amounts then credited to the Class A Interest Funding Account and the Paying Agent shall distribute such amount as described in Section 6(d).

(c)          Withdrawal and Distribution of the Class A Controlled Amortization Amounts. On each Distribution Date during the Class A Controlled Amortization Period, the Trustee shall withdraw, at the direction of the Servicer, the Class A Controlled Amortization Amount with respect to such Distribution Date from the Class A Principal Funding Account. The Paying Agent shall distribute such amount withdrawn from the Class A Principal Funding Account as a payment of principal on the Class A Certificates, to the Class A Certificateholders on such Distribution Date.

(d)          Final Withdrawal and Distribution from the Class A Principal Funding Account. On the Class A Expected Final Payment Date, following the withdrawal described in Section 6(c) above on such Distribution Date, the Trustee shall withdraw, at the direction of the Servicer, all amounts then credited to the Class A Principal Funding Account. The Paying Agent shall distribute such amount withdrawn from the Class A Principal Funding Account, together with the amount withdrawn from the Class A Interest Funding Account on such Distribution Date pursuant to the last sentence in Section 6(b), in the following order of priority:

(i)           an amount equal to any unpaid amounts of principal with respect to the Class A Certificates on such Class A Expected Final Payment Date, shall be paid by the Paying Agent, as a payment of principal on the Class A Certificates, to the Class A Certificateholders;

(ii)          an amount equal to any amounts of Certificate Interest with respect to the Class A Certificates that are due to the Class A Certificateholders but have not been previously paid, shall be paid by the Paying Agent, as a payment of interest to the Class A Certificateholders; and

(iii)         any amounts being distributed pursuant to this Section 6(d) that remain after giving effect to the distributions described above in this subsection 6(d), shall be paid by the Paying Agent to the Seller.

(e)          Withdrawal and Distribution of the Certificate Interest with Respect to Class B. On each Distribution Date, the Trustee shall withdraw, at the direction of the Servicer, an amount equal to the Certificate Interest with respect to the Class B Certificates and with respect to such Distribution Date, from the Class B Interest Funding Account. Such amount shall be paid by the Paying Agent to the Class B Certificateholders on such Distribution Date as payment in full of the Certificate Interest due to the Class B Certificateholders on such Distribution Date. On the Class B Expected Final Payment Date, following the withdrawal described in the immediately preceding sentence, the Trustee shall withdraw, at the direction of the Servicer, all amounts then credited to the Class B Interest Funding Account and the Paying Agent shall distribute such amount as described in Section 6(g).

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(f)           Withdrawal and Distribution of the Class B Controlled Amortization Amounts. On each Distribution Date during the Class B Controlled Amortization Period, the Trustee shall withdraw, at the direction of the Servicer, the Class B Controlled Amortization Amount with respect to such Distribution Date from the Class B Principal Funding Account. The Paying Agent shall distribute such amount withdrawn from the Class B Principal Funding Account as a payment of principal on the Class B Certificates, to the Class B Certificateholders on such Distribution Date.

(g)          Final Withdrawal and Distribution from the Class B Principal Funding Account. On the Class B Expected Final Payment Date, following the withdrawal described in Section 6(f) above on such Distribution Date, the Trustee shall withdraw, at the direction of the Servicer, all amounts then credited to the Class B Principal Funding Account. The Paying Agent shall distribute such amount withdrawn from the Class B Principal Funding Account, together with the amount withdrawn from the Class B Interest Funding Account on such Distribution Date pursuant to the last sentence in Section 6(e), in the following order of priority:

(i)           an amount equal to any unpaid amounts of principal with respect to the Class B Certificates on such Class B Expected Final Payment Date, shall be paid by the Paying Agent, as a payment of principal on the Class B Certificates, to the Class B Certificateholders;

(ii)          an amount equal to any amounts of Certificate Interest with respect to the Class B Certificates that are due to the Class B Certificateholders but have not been previously paid, shall be paid by the Paying Agent, as a payment of interest to the Class B Certificateholders; and

(iii)         any amounts being distributed pursuant to this Section 6(g) that remain after giving effect to the distributions described above in this subsection 6(g), shall be paid by the Paying Agent to the Seller.

SECTION 7. Monthly Servicer Certificate. No later than 12:00 p.m. Chicago time on the second Business Day following each Distribution Date, the Servicer shall deliver to the Seller and the Trustee a certificate of a Servicing Officer substantially in the form of Exhibit A setting forth the information listed thereon (each a "Monthly Servicer Certificate"). On the second Business Day following each Distribution Date, the Paying Agent shall forward to each Certificateholder and each Rating Agency a copy of the Monthly Servicer Certificate prepared by the Servicer with respect to such Distribution Date.

SECTION 8. Representations of the Seller.

(a) The Seller represents, on the date hereof, the following:

(i)           This Trust Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Defeasance Collateral in favor of the Trustee, which security interest is prior to all other liens and is enforceable as such as against creditors of and purchasers from the Seller.

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(ii)          All of the Defeasance Collateral has been and will have been credited to one of the Accounts.  The Securities Intermediary has agreed to treat all assets credited to the Accounts as "financial assets" within the meaning of the UCC.

(iii)        The Seller owns good and marketable title to the Defeasance Collateral free and clear of any lien, claim or encumbrance of any Person.

(iv)         The Seller has received all consents and approvals required by the terms of the Defeasance Collateral to the transfer to the Trustee of its interest and rights in the Defeasance Collateral hereunder.

(v)          The Seller has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Defeasance Collateral to the Trustee hereunder.

(b)          The foregoing representations and warranties shall survive the termination of this Trust Agreement and shall not be waived without the written consent of S&P.  Additionally, the Seller shall take such action, or execute and deliver such instruments as may be necessary to maintain and perfect, as a first priority interest, the Trustee's security interest in the Defeasance Collateral.

SECTION 9. Repurchase of the Defeasance Collateral. At its sole option, the Seller may designate all or any portion of the Defeasance Collateral to be reconveyed by the Trustee to the Seller in exchange for separate collateral to be transferred by the Seller to the Trustee, for the benefit of the applicable Certificateholders. The Seller shall give the Trustee notice of its desire to effect such a reconveyance and exchange and shall identify the particular Defeasance Collateral that will be subject to such reconveyance and exchange at least five Business Days (or such shorter period as the parties hereto may agree) prior to the date of such reconveyance and exchange. No such reconveyance and exchange shall occur unless the Trustee shall have received written confirmation from each Rating Agency that such reconveyance and exchange shall not cause a Ratings Event with respect to the applicable Certificates.

SECTION 10. Survival of Certain Rights. As provided in Section 12.04 of the Pooling and Servicing Agreement, the parties hereto are released from all of their obligations under the Pooling and Servicing Agreement and the Series Supplement other than the rights of the Certificateholders to receive the applicable aggregate payments pursuant to Section 6 above and the rights, obligations, powers, duties and immunities specifically identified in the proviso to Section 12.04(a) of the Pooling and Servicing Agreement. Furthermore, the provisions of this Agreement shall survive the resignation or removal of the Trustee pursuant to the Pooling and Servicing Agreement, as supplemented by the Series Supplement.

SECTION 11. No liens. The interests of the Trustee in the Defeasance Collateral shall not secure, or otherwise be used for the payment of, fees and expenses for services rendered by the Trustee, the Paying Agent or the Securities Intermediary under this Agreement.

SECTION 12. Term. This Agreement shall commence upon its execution and delivery and shall terminate on the Class B Expected Final Payment Date, after giving effect to all of the

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payments provided for herein. Upon the termination of this Agreement, any remaining amounts credited to any Account, after giving effect to all of the payments provided for herein, shall be withdrawn by the Trustee and distributed by the Paying Agent to the Seller.

SECTION 13. Amendments. This Agreement may be amended only by an instrument in writing signed by the parties hereto and only if such amendment meets the requirements of Section 13.01 of the Pooling and Servicing Agreement as though such Section 13.01 of the Pooling and Servicing Agreement were set forth in this Agreement.

SECTION 14. Nonpetition Covenant. To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, the Servicer, the Securities Intermediary, the Paying Agent and the Trustee, shall not, prior to the date which is one year and one day after the termination of the Pooling and Servicing Agreement, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Seller under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Seller.

SECTION 15. Severability. If any one or more of the covenants or agreements provided in this Agreement on the part of the Servicer, the Seller, the Securities Intermediary, the Paying Agent or the Trustee should be determined by a court of competent jurisdiction to be contrary to law, such covenant or agreement herein contained shall be deemed and construed to be severable from the remaining covenants and agreements and shall in no way affect the validity of the remaining provisions of this Agreement.

SECTION 16. Notices. (a) Notices, instructions and other communications shall be sent to the Trustee as follows, or at such other address as the Trustee may give written notice to the other parties:

The Bank of New York

2 North LaSalle Street

Suite 1020

Chicago, IL 60602

Attention: Sally R. Tokich

(b)  Notices, instructions and other communications shall be sent to the Seller as follows, or at such other address as the Seller may give written notice to the other parties:

Citi Omni-S Finance LLC

701 East 60th Street, North

P.O. Box 6034, MC1251, Room A

Sioux Falls, South Dakota 57117

Attention: General Counsel

(c)  Notices, instructions and other communication shall be sent to the Servicer as follows, or at such other address as the Servicer may give written notice to the other parties:

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Citibank (South Dakota), National Association

701 East 60th Street, North

Sioux Falls, South Dakota 57117

Attention: General Counsel

(d)  Notices, instructions and other communication shall be sent to the Securities Intermediary as follows, or at such other address as the Securities Intermediary may give written notice to the other parties:

The Bank of New York

2 North LaSalle Street

Suite 1020

Chicago, IL 60602

Attention: Sally R. Tokich

(e)  Notices, instructions and other communications shall be sent to the Paying Agent as follows, or at such other address as the Paying Agent may give written notice to the other parties:

The Bank of New York

2 North LaSalle Street

Suite 1020

Chicago, IL 60602

Attention: Sally R. Tokich

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 18. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

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IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed by their duly authorized officers as of the date first above written.

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION,
as Servicer

By: /s/ Douglas C. Morrison
Name: Douglas C. Morrison
Title: Vice President

CITI OMNI-S FINANCE LLC,
as Seller

By: /s/ Douglas C. Morrison
Name: Douglas C. Morrison
Title: President

THE BANK OF NEW YORK,
as Trustee

By: /s/ Scott J. Tepper
Name: Scott J. Tepper
Title: Vice President

THE BANK OF NEW YORK,
as Securities Intermediary

By: /s/ Scott J. Tepper
Name: Scott J. Tepper
Title: Vice President

THE BANK OF NEW YORK,
as Paying Agent

By: /s/ Scott J. Tepper
Name: Scott J. Tepper
Title: Vice President

[Signature Page for the Defeasance Trust Agreement Series 1996-5]

Exhibit A

Form of Monthly Servicer Certificate

Citibank Omni-S Master Trust

Series 1996-5 (Post-Defeasance)

Distribution Date: _____________ __, _______

Related Due Period _____________ __, _______ to _____________ __, _______

Related Interest Period _____________ __, _______ to _____________ __, _______

Under the Defeasance Trust Agreement relating to the Pooling and Servicing Agreement, the Servicer is required to prepare, and the Paying Agent is required to deliver, certain information each month regarding current distributions to Certificateholders. The information for the Distribution Date listed above is set forth below.

1.	Payments to Series 1996-5 Investors with respect to this Distribution Date

	Total	Interest	Principal

Class A	$__________	$__________	$__________

Class B	$__________	$__________	$__________

2.	Information Concerning Principal Payments

	Amount Distributed this Due Period	Total Distributions through this Due Period
SERIES 1996-5 BY CLASS

(a) Class A	$__________	$__________

(b) Class B	$__________	$__________

3.	Information Concerning Class A Interest Funding Account

(a) Amount on deposit in the Class A Interest Funding Account at the close of business on the immediately preceding Distribution Date	$__________

(b)          Amount of interest and earnings withdrawn from the Class A Principal Funding Account and credited to the Class A Interest Funding Account pursuant to Section 3(b), if any, since the close of business on the immediately preceding Distribution Date

$__________

2

(c)          Amount of interest and investment income credited to the Class A Interest Funding Account, as described in Section 4(b), if any, since the close of business on the immediately preceding Distribution Date

$__________

(d)          Amount of Certificate Interest with respect to Class A, if any, withdrawn from the Class A Interest Funding Account pursuant to the first sentence of Section 6(d), with respect to the current Distribution Date

$__________

(e) Amount withdrawn from the Class A Interest Funding Account pursuant to the last sentence of Section 6(b), if any, and applied under Section 6(d) with respect to the current Distribution Date	$__________

(f)          Amount on deposit in the Class A Interest Funding Account at the close of business on the current Distribution Date after taking into account all withdrawals and distributions on or prior to such Distribution Date

$__________

4.	Information Concerning Class A Principal Funding Account

(a) Amount on deposit in the Class A Principal Funding Account at the close of business on the immediately preceding Distribution Date	$__________

(b) Amount withdrawn from the Class A Principal Funding Account and distributed pursuant to Section 6(c), if any, with respect to the current Distribution Date	$__________

(c) Amount withdrawn from the Class A Principal Funding Account and distributed pursuant to Section 6(d), if any, with respect to the current Distribution Date	$__________

(d)          Amount on deposit in the Class A Principal Funding Account at the close of business on the current Distribution Date after taking into account all withdrawals and distributions on or prior to such Distribution Date

$__________

5.	Information Concerning Class B Interest Funding Account

(a) Amount on deposit in the Class B Interest Funding Account at the close of business on the immediately preceding Distribution Date	$__________

3

(b)          Amount of interest and earnings withdrawn from the Class B Principal Funding Account and credited to the Class B Interest Funding Account pursuant to Section 3(c), if any, since the close of business on the immediately preceding Distribution Date

$__________

(c)          Amount of interest and investment income credited to the Class B Interest Funding Account, as described in Section 4(c), if any, since the close of business on the immediately preceding Distribution Date

$__________

(d)          Amount of Certificate Interest with respect to Class B, if any, withdrawn from the Class B Interest Funding Account pursuant to the first sentence of Section 6(d), with respect to the current Distribution Date

$__________

(e) Amount withdrawn from the Class B Interest Funding Account pursuant to the last sentence of Section 6(d), if any, and applied under Section 6(d) with respect to the current Distribution Date	$__________

(f)          Amount on deposit in the Class B Interest Funding Account at the close of business on the current Distribution Date after taking into account all withdrawals and distributions on or prior to such Distribution Date

$__________

6.	Information Concerning Class B Principal Funding Account

(a) Amount on deposit in the Class B Principal Funding Account at the close of business on the immediately preceding Distribution Date	$__________

(b) Amount withdrawn from the Class B Principal Funding Account and distributed pursuant to the first sentence of Section 6(f), if any, with respect to the current Distribution Date	$__________

(c) Amount withdrawn from the Class B Principal Funding Account pursuant to Section 6(g), if any, and distributed pursuant to Section 6(g) with respect to the current Distribution Date.	$__________

(d)          Amount on deposit in the Class B Principal Funding Account at the close of business on the current Distribution Date after taking into account all withdrawals and distributions on or prior to such Distribution Date

$__________

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CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
as Servicer

By:________________________________

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